Exhibit 99.1

For Immediate Release

INAP Completes Acquisition of SingleHop

ATLANTA, GA – (February 28, 2018) - Internap Corporation (NASDAQ: INAP), a provider of high-performance data center services including colocation, managed hosting, cloud and network services, today announced the completion of its acquisition of SingleHop LLC, a leading provider of hosted private clouds and managed hosting for $132 million in cash.  INAP previously announced the acquisition on January 29, 2018.

The transaction was funded with an incremental term loan and cash from the balance sheet. As part of the financing, INAP obtained an amendment to its credit agreement to allow for the incremental term loan and to provide further operational flexibility under the covenants. The Company has no immediate plans to raise additional capital.

The planning and implementation for the integration of SingleHop into INAP is in progress.  The innovative platform will strengthen INAP’s current capabilities in managed hosting and services and expand the addressable market for SingleHop’s services across INAP’s global data center footprint.

Peter D. Aquino, President and CEO of INAP, stated, “We are pleased with the speed of this strategic deal from signing to close enabling us to provide our combined customers the full suite of INAP and SingleHop services and capabilities.  INAP’s decision to buy versus build these advanced capabilities affords us both SingleHop’s expertise and a great growth catalyst for 2018.  We are excited to welcome SingleHop’s talented employees to our team as part of our vision to expand and build INAP’s value proposition and power to generate sustainable growth.”

About Internap Corporation

Internap Corporation (NASDAQ:INAP) is a leading provider of high-performance data center services including colocation, managed hosting, cloud and network services. INAP partners with its clients, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the client’s unique business requirements. INAP operates in 56 Tier 3-type data centers in 21 metropolitan markets and has 97 POPs around the world. INAP has over 1 million gross square feet under lease, with over 500,000 square feet of data center space. For more information, visit www.INAP.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations related to growth, synergies, sales and operations improvements and capital structure. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation INAP's ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition; INAP's ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; or the impact on INAP’s business and financial condition from the additional indebtedness and other financial obligations.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts
Richard Ramlall
404-302-9982
ir@inap.com

Carolyn Capaccio/Jody Burfening
LHA
212-838-3777
inap@lhai.com